PROSPECTUS SUPPLEMENT                                         File No. 333-38792
(To Prospectus Supplement and Prospectus                          Rule 424(b)(3)
dated June 16, 2000 and June 15, 2000, respectively)
Prospectus number:   2009


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:      $100,000,000   Original Issue Date:     August 15, 2000

CUSIP Number:          59018Y AZ4     Stated Maturity Date:    August 15, 2003

Interest Calculation:                 Day Count Convention:

[x] Regular Floating Rate Note        [x] Actual/360

[ ] Inverse Floating Rate Note        [ ] 30/360

      (Fixed Interest Rate):          [ ] Actual/Actual

Interest Rate Basis:

[x] LIBOR                             [ ] Commercial Paper Rate

[ ] CMT Rate                          [ ] Eleventh District Cost of Funds Rate

[ ] Prime Rate                        [ ] CD Rate

[ ] Federal Funds Rate                [ ] Other (see attached)

[ ] Treasury Rate

      Designated CMT Page:                   Designated LIBOR Page:
        CMT Telerate Page:                      LIBOR Telerate Page:   3750
         CMT Reuters Page:                      LIBOR Reuters Page:

Index Maturity:        One Month      Minimum Interest Rate:    Not Applicable

Spread:                0.3000%        Maximum Interest Rate:    Not Applicable

Initial Interest Rate: TBD            Spread Multiplier:        Not Applicable

Interest Reset Dates:         Monthly, on the 15th of every month commencing
                              September 15, 2000, subject to modified following business day convention.

Interest Payment Dates:       Monthly, on the 15th of every month commencing
                              September 15, 2000, subject to modified following business day convention.

Repayment at the
Option of the Holder:         The Notes cannot be repaid prior to the Stated
                              Maturity Date.

Redemption at the
Option of the Company:        The Notes cannot be redeemed prior to the Stated
                              Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                      The Chase Manhattan Bank

Dated:                        August 10, 2000